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EXHIBIT 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Hemagen Diagnostics, Inc.
Columbia, Maryland

          We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statements on Form S-3 (Nos. 33-80009, 333-06147, 33-40606 and the Registration Statement on Form S-8 File No. 333-03718) of our report dated December 12, 2000, relating to the consolidated financial statements of Hemagen Diagnostics, Inc. appearing in Hemagen's Annual Report on Form 10-KSB for the year ended September 30, 2000. Our report contains an explanatory paragraph regarding uncertainties as to the Company's ability to continue in business.





                                           BDO Seidman, LLP



Washington D.C.
December 12, 2000